UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 3, 2006

A. M. Castle & Co.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	1-5415	36-0879160
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3400 North Wolf Road, Franklin Park, Illinois		60131
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	847-349-2516

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On November 3, 2006, the Board of Directors of A. M. Castle & Co. (the "Company"), pursuant to the Company's 2004 Restricted Stock, Stock Option, and Equity Compensation Plan, previously approved by the Company's stockholders, awarded Michael H. Goldberg, the Company's President and Chief Executive Officer, 10,000 shares of restricted common stock ("Restricted Shares") of the Company. The restriction requires Mr. Goldberg to remain employed by the Company through November 3, 2011 in order to receive the Restricted Shares. At that time, the restriction on transfer (sale) of the Restricted Shares will be removed. If Mr. Goldberg leaves the Company for any reason prior to November 3, 2011, the Restricted Shares are forfeited back to the Company. In the interim, the Restricted Shares will participate in any future declared dividends on the common stock of the Company, and Mr Goldberg will be able to vote the Restricted Shares.

In addition to the award of the Restricted Shares, on November 3, 2006, the Board of Directors, pursuant to the Company's 2004 Restricted Stock, Stock Option, and Equity Compensation Plan, granted Mr. Goldberg an option to purchase 20,000 shares of common stock at an exercise price of $28.40 per share, which was the closing price of the Company's common stock on November 3, 2006. The option is immediately exercisable by Mr. Goldberg.

Note: Form 4 under Section 16 of the Securities Exchange Act was filed by Mr. Goldberg on November 7, 2006 with respect to the above grant of stock option and Restricted Shares.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A. M. Castle & Co.

November 9, 2006	By:	Jerry M. Aufox

Name: Jerry M. Aufox
Title: Secretary & Corporate Counsel